EXHIBIT 23.2



              CONSENT OF INDEPENDENT AUDITOR

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of American General
Corporation (AGC) pertaining to the American General
Corporation 1999 Stock and Incentive Plan (Plan) of our report dated February 26, 1998, with respect to the consolidated financial statements of AGC included in its Annual Report on Form 10-K for the year ended December 31,
1997, and our report dated March 27, 1998, with respect to the related financial statement schedules of AGC included therein, all filed with the Securities and Exchange
Commission.



               /S/ ERNST & YOUNG L.L.P.


               ERNST & YOUNG L.L.P.



Houston, Texas
January 21, 1999